EXHIBIT 5.1

TroyGould PC
1801 Century Park East
16th Floor
Los Angeles, California 90067

November 20, 2014

Lion Biotechnologies, Inc.
21900 Burbank Blvd, Third Floor
Woodland Hills, California 91367

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Lion Biotechnologies, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), including a related prospectus included in the Registration Statement (the “Prospectus”).  The Registration Statement relates to the offer by the Company from time to time of up to $100,000,000 of securities of the Company (collectively, “Securities”), which may include, among other Securities, (1) shares of common stock, par value 0.000041666 per share (“Common Stock”); (2) shares of preferred stock, par value $0.001 per share (“Preferred Stock”); (3) warrants (“Warrants”) to purchase Common Stock, Preferred Stock, or debt securities (“Debt Securities”); and (4) units consisting of shares of Common Stock, shares of Preferred Stock, Debt Securities and/or Warrants (“Units”).

The Prospectus contemplates that it will be supplemented in the future by one or more prospectus supplements setting forth the specific terms of each offer and sale of Securities (each, a “Prospectus Supplement”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s amended and restated articles of incorporation (the “Articles of Incorporation”), the Company’s bylaws, as amended (the “Bylaws”), resolutions of the board of directors of the Company relating to the Registration Statement, the Securities and related matters, and originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

Our opinions herein are expressed solely with respect to the federal laws of the United States, the internal laws of the State of California, and the Nevada General Corporation Law (including applicable rules and regulations promulgated under the Nevada General Corporation Law and applicable reported judicial decisions interpreting the Nevada General Corporation Law).  We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction.  The Securities may be issued from time to time on a delayed or continuous basis, and the opinions expressed below concern only laws that are in effect on the date of this opinion letter.  We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in laws, a change in any fact relating to the Company, or any other circumstance.  This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.  Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, the Prospectus, or any Prospectus Supplement other than as expressly stated herein with respect to the issuance of the Securities.

Based upon and subject to the foregoing and the additional qualifications and limitations set forth below, we are of the opinion that:

1.           When the issuance and the terms of sale of shares of Common Stock have been duly authorized and established by the board of directors of the Company in conformity with the Articles of Incorporation and Bylaws, and such shares have been issued and delivered against payment of their full purchase price and in accordance with the applicable purchase, underwriting, or similar agreement and the terms of the Registration Statement, the Prospectus, and the applicable Prospectus Supplement (and, if issued upon the exercise of Warrants or the conversion of Preferred Stock or Debt Securities, when such shares of Common Stock have been duly issued and delivered as contemplated by the terms of the Warrants, Preferred Stock or Debt Securities, as applicable), such shares of Common Stock will be validly issued, fully paid, and nonassessable.

2.           When the issuance and the terms of sale of shares of Preferred Stock have been duly authorized and established by the board of directors of the Company in conformity with the Articles of Incorporation, including the designations of rights, preferences and privileges of such Preferred Stock, and the Bylaws and such shares have been issued and delivered against payment of their full purchase price and in accordance with the applicable purchase, underwriting, or similar agreement and the terms of the Registration Statement, the Prospectus, and the applicable Prospectus Supplement (and, if issued upon the exercise of Warrants or conversion of Debt Securities, when such shares of Preferred Stock have been duly issued and delivered as contemplated by the terms of the Warrants or Debt Securities, as applicable), such shares of Preferred Stock will be validly issued, fully paid, and nonassessable.

3.           When the issuance and the terms of sale of Warrants have been duly authorized and established by the board of directors of the Company and such Warrants have been issued and delivered against payment of their full purchase price and in accordance with the applicable warrant, underwriting, or similar agreement and the terms of the Registration Statement, the Prospectus, and the applicable Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.           When the issuance and the terms of sale of Units have been duly authorized and established by the board of directors of the Company and such Units have been issued and delivered against payment of their full purchase price and in accordance with the applicable purchase, underwriting, or similar agreement and the terms of the Registration Statement, the Prospectus, and the applicable Prospectus Supplement, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

With your permission, we have made (and are relying upon) the following assumptions, without any independent investigation or inquiry by us, and our opinions expressed above are subject to, and limited and qualified by the effect of, the following assumptions:  (1) all representations, warranties, and other statements as to factual matters that are contained in the documents that we reviewed in connection with this opinion letter are accurate and complete, and all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement will be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), prior to the Company’s offer and sale of any Securities, and such effectiveness will not be suspended or terminated as of the date of the offer and sale of any Securities; (3) the Company’s board of directors will adopt resolutions duly authorizing each offer and sale of Securities and establishing the terms of the sale of such Securities, and such resolutions will not be rescinded and will not be modified in a manner that adversely affects the opinions expressed above; (4) in compliance with the Securities Act and the rules and regulations thereunder, the Company will prepare and file with the Commission a Prospectus Supplement describing the terms of each offering of Securities; (5) a definitive indenture or purchase, underwriting, warrant, or similar agreement will be duly executed and delivered by the Company and the other parties thereto with respect to each offer and sale of Securities; (6) the number of shares of the Company’s Common Stock or Preferred Stock, as applicable, to be issued pursuant to the Registration Statement, the

Prospectus, and any Prospectus Supplement, together with the number of then-outstanding shares of Common Stock or Preferred Stock, will not exceed the number of shares of Common Stock or Preferred Stock authorized in the Articles of Incorporation; (7) the purchase price of all Securities will consist solely of cash; (8) in connection with each issuance of Common Stock, Preferred Stock, Warrants, or Units, the Company will duly execute and deliver stock certificates, warrant certificates, or unit certificates, as applicable, in the form filed by the Company as exhibits to the Registration Statement or, with respect to Common Stock or Preferred Stock issued on an uncertificated basis, the Company will comply with applicable law regarding the documentation of uncertificated securities; (9) the Company’s offer and sale of Securities, and compliance with any definitive indenture or purchase, underwriting, warrant, or similar agreement pertaining to such offer and sale, will not violate any applicable law, rule, regulation, or public policy or any judgment, order or decree of any court having jurisdiction over the Company; (10) the Company’s offer and sale of Securities, and compliance with any definitive indenture or purchase, underwriting, warrant, or similar agreement pertaining to such offer and sale, will not constitute a default under, or a breach of, any agreement to which the Company is a party or is otherwise subject, and neither the Articles of Incorporation nor the Bylaws will be amended after the date of this opinion letter in a manner that would cause such offer or sale of Securities to constitute a violation of the Articles of Incorporation or the Bylaws; (11) each Warrant and purchase, underwriting and similar agreement pertaining to the offer and sale of Securities (other than an indenture pertaining to the issuance of Debt Securities) will be governed by the internal laws of the State of California; and (12) with respect to documents that we reviewed in connection with this opinion, all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile, or photostatic copies conform to the originals of such documents, and such original documents are authentic; the signatures on all documents are genuine; and all natural persons who have executed any of the documents have the legal capacity to do so.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) the creation, validity, attachment, perfection, or priority of any lien or security interest, (f) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (g) waivers of broadly or vaguely stated rights, (h) provisions for exclusivity, election or cumulation of rights or remedies, (i) provisions authorizing or validating conclusive or discretionary determinations, (j) grants of setoff rights, (k) proxies, powers and trusts, (l) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (m) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (n) the severability, if invalid, of provisions to the foregoing effect.

This opinion letter is provided in connection with the transactions contemplated by the Registration Statement and may not be used or relied upon for any other purpose without our express written consent.  The only opinions rendered by us consists of those set forth above, and no opinion may be implied or inferred beyond that expressly stated.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the use of our name under the heading “Legal Matters” in the Prospectus.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ TROYGOULD PC TROYGOULD PC